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                                                                    Exhibit 10.2

                   Amendment and Consent Agreement No. 14 for
                               Lease Agreement and
                       Certain Other Operative Agreements

         THIS AMENDMENT AND CONSENT AGREEMENT NO. 14 (this "Amendment") is made and entered into as of the 12/th/ day of July, 2002, by and among TIMCO AVIATION SERVICES, INC., a Delaware corporation (f/k/a Aviation Sales Company) ("Aviation Sales"), as Construction Agent (the "Construction Agent"); TIMCO AVIATION SERVICES, INC. (f/k/a Aviation Sales Company), as Lessee (the "Lessee"); WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, f/k/a First Security Bank, National Association, not individually, except as expressly stated in the Operative Agreements, but solely as Owner Trustee under the Aviation Sales Trust 1998-1 (the "Owner Trustee"); BANK OF AMERICA, N.A., successor to NationsBank, National Association ("Bank of America"), as a Holder and as a Lender; BANK OF AMERICA, N.A., successor to NationsBank, National Association, as Administrative Agent (the "Agent"); each of the holders party to the Trust Agreement (defined below) (the "Holders"); each of the Lenders party to the Credit Agreement (defined below) (the "Lenders"); and each of the Guarantors party to the Guaranty Agreement (defined below).

                                   WITNESSETH:

         WHEREAS, the Construction Agent, the Lessee, the Owner Trustee, the Agent, the Lenders and the Holders have entered into the Participation Agreement dated as of December 17, 1998 (as amended, the "Participation Agreement"); and

         WHEREAS, the Owner Trustee, the Lenders and the Agent have entered into the Credit Agreement dated as of December 17, 1998 (as amended, the "Credit Agreement"); and

         WHEREAS, the Holders and the Owner Trustee have entered into the Amended and Restated Trust Agreement dated as of December 17, 1998 (as amended, the "Trust Agreement"); and

         WHEREAS, the Owner Trustee and the Lessee have entered into the Lease Agreement dated as of December 17, 1998 (as amended, the "Lease" or "Lease Agreement"); and

         WHEREAS, Aviation Sales, Subsidiaries of Aviation Sales, and the Agent have entered into the respective Guaranty Agreements (Series A Obligations) dated as of December 17, 1998, February 18, 2000, March 31, 2000 or May 31, 2000, as the case may be, (collectively, the "Series A Guaranty Agreement"); and the Subsidiaries of Aviation Sales and the Owner Trustee have entered into the respective Guaranty Agreements (Lessee Obligations) dated as of December 17, 1998, February 18, 2000, March 31, 2000 or May 31, 2000, as the case may be, (collectively, the "Lessee Guaranty Agreement", and collectively with the Series A Guaranty Agreement and any other Guaranty Agreement (as defined in the Participation Agreement), the "Guaranty Agreement" or "Guaranty"); and

         WHEREAS, the parties hereto desire to amend the Participation Agreement, the Lease Agreement, the Trust Agreement, the Credit Agreement and certain other Operative Agreements and consent to execution and deliver of certain agreements upon the terms herein set forth;

         NOW, THEREFORE, the Construction Agent, the Lessee, the Owner Trustee, the Holders, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The terms "Participation Agreement", "Lease" and "Lease Agreement" as used herein and in the Operative Agreements (as defined in the Participation Agreement) shall mean such agreements as hereby amended and modified, and as further amended, modified, supplemented or restated from time to time in accordance with the terms thereof. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefore in the Participation Agreement.

         2. Amendments to the Participation Agreement and the Lease Agreement. The Participation Agreement and the Lease Agreement are hereby amended as follows:

             (a) The definitions of each of "Administrator", "Borrowing Base Certificate", "Eligible Inventory", "Eligible Receivables", "Finance Affiliate Indebtedness", "Leasing Affiliate Liabilities", "Net Cash Proceeds of Sale" and "Working Capital" are deleted from Appendix A to the Participation Agreement.

             (b) The definition of "Aviation Sales" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                 "'Aviation Sales' means TIMCO Aviation Services, Inc., a
             Delaware corporation formerly known as Aviation Sales Company."

             (c) The definition of "Basic Rent" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                 "'Basic Rent', with respect to any date of determination,
             shall mean the greater of (i) the sum of the Kellstrom Monthly Payment actually received by the Agent plus the Applicable Kellstrom Margin, or (ii) $210,000.00."

             (d) The definition of "BofA Note" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                 "'BofA Note' shall mean, collectively, the BofA Shareholder Supported Note and the BofA 2002 Note."

             (e) The definition of "BofA Intercreditor Agreement" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                 "'BofA Intercreditor Agreement' shall mean, that certain Amended and Restated Intercreditor Agreement dated as of July 12, 2002, to which Citicorp, as agent, and Bank of America, N.A. are parties, acknowledged by the Citicorp Borrowers, the

         Guarantors (as defined in the Citicorp Loan Documents), and each other guarantor of the BofA Note."

                 (f) The definition of "Capital Expenditures" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                     " 'Capital Expenditures' shall mean, for any period, the
                 aggregate of all expenditures (whether payable in cash or other Assets or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by Aviation Sales' or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (A) expenditures for the purchase or development of computer software and systems, (B) that portion of Capital Leases which is capitalized on the consolidated balance sheet of Aviation Sales and its Subsidiaries and (C) expenditures for Non-TROL Equipment which is purchased simultaneously with the trade-in of existing Non-TROL Equipment owned by Aviation Sales or any of its Subsidiaries, to the extent the gross purchase price of the purchased Non-TROL Equipment exceeds the book value of the Non-TROL Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Assets, to the extent reimbursed or financed from insurance or condemnation proceeds."

                 (g) The definition of "Cash Interest Expense" in Appendix A to the Participation Agreement is amended in its entirety, so that amended it shall be redefined as "Consolidated Cash Interest Expense" and as amended it shall read as follows:

                     " 'Consolidated Cash Interest Expense' shall mean, with
                 respect to Aviation Sales and its Subsidiaries for any period of computation thereof, total interest expense, whether paid or accrued, but without duplication, (including the interest component of Capital Leases but net of the difference between payments received by Aviation Sales and its Subsidiaries on all Hedge Agreements and payments made by Aviation Sales and its Subsidiaries on all Hedge Agreements other than the initial payments made to enter into such Hedge Agreements) of Aviation Sales and its Subsidiaries, which is payable in cash, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 (h) The definition of "Citicorp Loan Documents" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                      " 'Citicorp Loan Documents' shall mean the `Loan
                 Documents' as defined in the New Aviation Sales Credit Agreement (as amended, modified or restated from time to time)."

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                 (i)  The definition of "Consolidated EBITDA" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                      " 'Consolidated EBITDA' shall mean, with respect to
                 Aviation Sales and its Subsidiaries for any period of computation thereof, the amount calculated, without duplication, of (i) Consolidated Net Income, plus (ii) depreciation and amortization expense of Aviation Sales and its Subsidiaries, plus (iii) Consolidated Cash Interest Expense, plus (iv) federal, state, and local income taxes deducted from Consolidated Net Income in accordance with GAAP, plus (v) any other items that may be approved by the Agent and the Majority Lenders (in their sole discretion), minus (vi) extraordinary gains, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis."

                 (j) The definition of "Consolidated Fixed Charges" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                      " 'Consolidated Fixed Charges' means, with respect to
                 Aviation Sales and its Subsidiaries for any period of computation thereof, the sum, without duplication, of (i) the aggregate amount of interest paid in cash on Indebtedness (plus, without duplication, amounts paid under Hedge Agreements) during such period (net of amounts under Hedge Agreements and interest income, in each case actually received, without duplication), (ii) the aggregate amount of scheduled payments of principal of Funded Debt during such period and (iii) all taxes paid in cash during such period (net of tax refunds received in cash during such period, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis."

                 (k) The definition of "Consolidated Fixed Charge Ratio" in Appendix A to the Participation Agreement in amended in its entirety, so that as amended it shall read as follows:

                      " 'Consolidated Fixed Charge Ratio' shall mean, with
                 respect to Aviation Sales and its Subsidiaries, for any period of computation thereof, the ratio of (a) the amount calculated as (i) Consolidated EBITDA minus (ii) (without duplication) Capital Expenditures made in cash during such period to (b) Consolidated Fixed Charges for such period."

                 (l) The definition of "Kellstrom" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                      " 'Kellstrom' means any of (a) Kellstrom Industries,
                 Inc. or (b) any permitted assignee of Kellstrom's rights or obligations under the Kellstrom Sublease (including, without limitation, KIAC upon the Agent's consent to an assignment of the Kellstrom Sublease to KIAC, and Kellstrom Aerospace upon the Agent's consent to an assignment of the Kellstrom Sublease to Kellstrom Aerospace)."

                 (m) The definition of "Maturity Date" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                      " `Maturity Date' shall mean June 30, 2005, or such
                 earlier date as the Lease may terminate."

                 (n) The definition of "Parent Board" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                      " `Parent Board' shall mean the Board of Directors of
                 Aviation Sales comprised of those Persons who are members of such Board of Directors on May 31, 2002 and identified on
                 Schedule 5 attached hereto and made a part hereof."

                 (o) The definition of "Permit" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                      " `Permit' shall mean any permit, approval,
                 authorization, license, variance or permission required from a Governmental Authority or other Person under applicable Requirement of Law."

                 (p) The definition of "Permitted Equity Securities Options" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended it shall read as follows:

                      " `Permitted Equity Securities Options" shall mean
                 the subscriptions, options, warrants, rights, convertible securities and other agreements or commitments relating to the issuance of equity Securities of Aviation Sales identified as such on Schedule 6."

                 (q) The definition of "Principal Holder Amount Payment" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended, it shall read as follows:

                      " `Principal Holder Amount Payment' shall mean:

                            (a) with respect to each Scheduled Interest Payment
                      Date (other than the Maturity Date), a monthly payment of principal with respect to the Holder Fundings, which payment shall be due on such date, in an amount equal to
                      (i) 3% multiplied by (ii) the excess of (A) the amount of Basic Rent due on such date, over (B) the aggregate amount of interest on Loans and Holder Yield accrued since the immediately preceding Scheduled Interest Payment Date; and

                            (b) with respect to the Maturity Date, a payment of
                      the entire outstanding amount of Holder Fundings."

                 (r) The definition of "Principal Series A Loan Payment" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended, it shall read as follows:

                        " 'Principal Series A Loan Payment' shall mean:

                                (a) with respect to each Scheduled Interest
                        Payment Date, a monthly payment of principal with respect to the Series A Loans, in an amount equal to
                        (i) 88% multiplied by (ii) the excess of (A) the amount of Basic Rent due on such date, over (B) the aggregate amount of interest on Loans and Holder Yield accrued since the immediately preceding Scheduled Interest Payment Date; and

                                (b) with respect to the Maturity Date, the
                        entire outstanding principal amount of Series A Loans."

                  (s) The definition of "Principal Series B Loan Payment" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended, it shall read as follows:

                        " 'Principal Series B Loan Payment' shall mean:

                                (a) with respect to each Scheduled Interest
                        Payment Date, a monthly payment of principal with respect to the Series B Loans, in an amount equal to
                        (i) 9% multiplied by (ii) the excess of (A) the amount of Basic Rent due on such date, over (B) the aggregate amount of interest on Loans and Holder Yield accrued since the immediately preceding Scheduled Interest Payment Date; and

                        (b) with respect to the Maturity Date, the entire
                  outstanding principal amount of Series B Loans."

                  (t) The definition of "Scheduled Interest Payment Date" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended, it shall read as follows:

                        " 'Scheduled Interest Payment Date' shall mean as to
                  any Loan (or Holder Funding) the 17/th/ day of each calendar month (or if the 17/th/ day of any calendar month is not a Business Day, the next Business Day immediately following the 17/th/ day of such month) and the Maturity Date."

                  (u) The definition of "Senior Subordinated Notes" in Appendix A to the Participation Agreement is amended in its entirety, so that as amended, it shall read as follows:

                        " 'Senior Subordinated Notes' shall mean, collectively,
                  (i) the 8-1/8% Senior Subordinated Notes due 2008 issued by Aviation Sales under that certain Indenture dated as of February 17, 1998, and (ii) the 8% Senior Subordinated Convertible PIK Notes due 2006 issued by Aviation Sales under that certain Indenture dated as of February 28, 2002."

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                  (v)     The definition of "Synthetic Lease Basic Rent" in
         Appendix A to the Participation Agreement is amended it its entirety, so that amended, it shall read as follows:

                          " `Synthetic Lease Basic Rent' shall mean, with
                  respect to any Person that is a lessee under any Synthetic Lease Agreements, the rent paid by such Person under such Agreement to the extent such rent is intended to repay, or the amount of such rent is determined by reference to, any interest on Indebtedness, or yield on equity, owed by the lesser under such Synthetic Lease Agreements."

                  (w) The following definition of "Amendment No. 14" is added to Appendix A to the Participation Agreement:

                          " `Amendment No. 14' shall mean that certain Amendment
                  and Consent Agreement No. 14 for Lease Agreement and Certain Other Operative Agreements dated as of July 12, 2002, among the Construction Agent, the Lessee, the Owner Trustee, Bank of America as a Holder and Lender, the Agent, and the Guarantors parties thereto."

                  (x) The following definition of "Applicable Kellstrom Margin" is added to Appendix A of the Participation Agreement:

                          " `Applicable Kellstrom Margin' shall mean (a) $0.00
                  from the date of Amendment No. 14 through June 30, 2003; (b) $20,000.00 from July 1, 2003 through June 30, 2004; and (c) $
                  25,000.00 at all times after June 30, 2004."

                  (y) The following definition of "BofA Documents" is added to Appendix A of the Participation Agreement:

                          " `BofA Documents' shall mean, collectively, the BofA Notes, the BofA Intercreditor Agreement, and other agreements, instruments and documents executed and delivered to Bank of America, N.A. in connection therewith which remain in effect of July 12, 2002 or are thereafter executed, including, without limitation, guaranties of the liabilities evidenced by the BofA Note."

                  (z) The following definition of "BofA Shareholder Supported Note" is added to Appendix A of the Participation Agreement:

                          " `BofA Shareholder Supported Note' shall mean that certain Replacement Term Loan Note dated July 12, 2002 in the principal amount of $5,000,000 executed by the Citicorp Borrowers and payable to Bank of America, N.A."

                  (aa) The following definition of "BofA 2002 Note" is added to Appendix A of the Participation Agreement:

                          " `BofA 2002 Note' shall mean that certain Replacement Term Loan Note dated July 12, 2002 in the principal amount of $2,500,000 executed by the Citicorp Borrowers and payable to Bank of America, N.A."

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                  (bb)   The following definition of "Class Action Litigation"
         is added to Appendix A of the Participation Agreement:

                         " `Class Action Litigation' shall mean the securities
                  class action litigation filed against Aviation Sales and certain of its former directors and officers in the United States District Court for the Southern District of Florida (Case No. 99-2560-CIV-MORENO)."

                  (cc) The following definition of "Kellstrom Monthly Payment" is added to Appendix A to the Participation Agreement:

                         " `Kellstrom Monthly Payment' shall mean a monthly
                  payment of rent pursuant to the Kellstrom Sublease of not less than $229,167.00."

                  (dd) The following definition of "Kellstrom Aerospace" is added to Appendix A to the Participation Agreement:

                         " `Kellstrom Aerospace' shall mean Kellstrom Aerospace, LLC, a Delaware limited liability company."

                  (ee) The following definition of "KIAC" is added to Appendix A of the Participation Agreement:

                         " `KIAC' shall mean KIAC, Inc., a Delaware corporation."

                  (ff) The following definition of "Junior Subordinated Notes" is added to Appendix A of the Participation Agreement:

                         " `Junior Subordinated Notes' shall mean the 8%
                  Junior Subordinated Convertible PIK Notes due 2007 to be issued by Aviation Sales in connection with its settlement of the Class Action Litigation and pursuant to terms no less favorable to Aviation Sales and the Holders, Lenders and Owner Trustee than the PIK Subordinated Debt outstanding under the 8% Senior Subordinated Convertible PIK Notes due 2006 issued by Aviation Sales under that certain Indenture dated as of February 28, 2002."

                  (gg) The following definition of "Junior Subordinated Notes Guaranties" is added to Appendix A of the Participation Agreement:

                         " `Junior Subordinated Notes Guaranties' shall mean,
                  collective, the unsecured guaranties of payment of the Junior Subordinated Notes executed by certain Subsidiaries of Aviation Sales."

                  (hh) The following definition of "Quevedo Documents" is added to Appendix A of the Participation Agreement:

                         " `Quevedo Documents" shall mean, collectively, the Quevedo Note, the Quevedo Texas Transaction Documents, the Quevedo Release, the Quevedo Intercreditor

         Agreement, and other agreements, instruments, and documents executed and delivered to or by Benito Quevedo or Martha P. Quevedo in connection therewith."

                  (ii) The following definition of "Quevedo Intercreditor Agreement" is added to Appendix A of the Participation Agreement:

                         " `Quevedo Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of July 12, 2002, between Benito Quevedo, Martha P. Quevedo, the Owner Trustee, and the Agent, and joined by Aviation Sales and certain Guarantors."

                  (jj) The following definition of "Quevedo Note" is added to Appendix A of the Participation Agreement:

                         " `Quevedo Note' shall mean that certain Term Loan Note dated July 12, 2002, in the principal amount of $1,000,000 executed by the Citicorp Borrowers and payable to Benito Quevedo and Martha P. Quevedo."

                  (kk) The following definition of "Quevedo Release" is added to Appendix A of the Participation Agreement:

                         " `Quevedo Release' shall mean that certain Mutual Release dated July 12, 2002, executed and delivered by Benito Quevedo, Martha P. Quevedo, the Citicorp Borrowers and the Guarantors (as defined in the Citicorp Loan Documents).

                  (ll) The following definition of "Quevedo Texas Transaction Documents" is added to Appendix A of the Participation Agreement:

                         " `Quevedo Texas Transaction Documents' shall mean, collectively, the agreements, instruments and documents identified on
         Schedule 28.3.2-B."

                  (mm) The following definition of "Shareholder Guarantees" is added to Appendix A of the Participation Agreement:

                         " `Shareholder Guarantees" shall mean those guarantees of payment and performance of the BofA Note identified on Exhibit B to the Shareholder Intercreditor Agreement."

                  (nn) The following definition of "Shareholder Intercreditor Agreement" is added to Appendix A of the Participation Agreement:

                         " `Shareholder Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of July 12, 2002 to which Benito Quevedo, Martha P. Quevedo, Don. A. Sanders, LJH, Ltd., James Investments, Inc., are parties, acknowledged by the Citicorp Borrowers and Guarantors (as defined in the Citicorp Loan Documents)."

                  (oo) The following definition of "Shareholder Security Agreement" is added to Appendix A of the Participation Agreement:

                     " `Shareholder Security Agreement" shall mean that certain Security Agreement dated as of July 12, 2002 to which Benito Quevedo, Martha P. Quevedo, Don. A. Sanders, LJH, Ltd., James Investments, Inc. (as secured parties) and the Citicorp Borrowers and Guarantors (as defined in the Citicorp Loan Documents) (as grantors) are parties."

              (pp) The following definition of "Shareholder Subrogation Claims" is added to Appendix A of the Participation Agreement:

                     " `Shareholder Subrogation Claims" shall mean those claims against the Citicorp Borrowers and Guarantors (as defined in the Citicorp Loan Documents), if any, of Don A. Sanders, LJH, Ltd., and /or James Investments, Inc. arising in the event such Persons are subrogated to the rights of Bank of America, N.A. with respect to Indebtedness evidenced by the BofA Note by virtue of the performance of their obligations under the Shareholder Guarantees."

              (qq) The following definition of "New Aviation Sales Credit Agreement" is added to Appendix A of the Participation Agreement:

                     " `New Aviation Sales Credit Agreement' shall mean that
              certain Fifth Amended and Restated Credit Agreement, dated as of July 12, 2002, by and among TIMCO Aviation Services, Inc., as subsidiaries of TIMCO Aviation Services, Inc., borrowers, the lenders party thereto from time to time, the issuing banks party thereto from time to time, and Citicorp USA, Inc., as agent and co-agent, and UPS Capital Corporation as co-agent."

              (rr) The following definition of "PIK Subordinated Debt" is added to Appendix A of the Participation Agreement:

                     " `PIK Subordinated Debt' shall mean Indebtedness
              evidenced by the Junior Subordinated Notes and the 8% Senior Subordinated Convertible PIK Notes due 2006 issued by Aviation Sales under that certain Indenture dated as of February 28, 2002."

              (ss) The following definition of "Subordinated Notes Documents" is added to Appendix A of the Participation Agreement:

                     " `Subordinated Notes Documents' shall mean, collectively, the Senior Subordinated Notes, Senior Subordinated Notes Junior Guaranties, Junior Subordinated Notes, and Subordinated Notes Guaranties and "Subordinated Notes Document" shall mean, any of the same, individually."

              (tt) The following Schedules (in the respective form and substance attached hereto) are added to the Participation Agreement:
         Schedule 5 and Schedule 6.

              (uu) Section 2.2 of the Lease Agreement is amended by deleting the phrase "July 31, 2002" and inserting in its place the phrase "June 30, 2005".

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

              (vv) Section 3.1(d) of the Lease Agreement is amended in its entirety, so that as amended, it shall read as follows:

                    "(d)  Any payment of rent due pursuant to the Kellstrom
              Sublease (collectively, the "Sublease Rent") shall be paid by Kellstrom directly to the Agent and shall be applied first, to the payment of any Basic Rent then due and payable, and second, any excess Sublease Rent shall be applied, on a pro rata basis with respect to each Lender and Holder, to the outstanding principal amount of the Loans and the Holder Fundings. Lessee shall instruct Kellstrom to make each payment of Sublease Rent directly to the Agent at such address or to such account via wire transfer as may be specified by the Agent to the Lessee from time to time. In the event the Lessee receives any Sublease Rent, the Lessee shall immediately pay such amount over to the Agent."

              (ww) Section 3.1 of the Lease Agreement is amended by adding a new sub-section (e) as follows:

                    "(e)  Any Basic Rent received by the Agent shall be applied by the Agent to pay accrued interest on the Loans, accrued Holder Yield, the outstanding principal amount of the Loans and Holder Fundings, or any other obligations then due and payable under the Operative Agreements, in such order as the Agent shall determine in its sole discretion."

              (xx) Section 3.1 of the Lease Agreement is amended by adding a new sub-section (f) as follows:

                    "(f)  Lessee shall be obligated for all Basic and
              Supplemental Rent due and owing at any time pursuant to the terms of this Lease, including but not limited to the difference between the portion of the Kellstrom Monthly Payment actually received by the Agent and the amount of Basic Rent then due. In the event that any portion of a Kellstrom Monthly Payment or any other Rent or other payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, the Owner Trustee, any Lender or Holder or the Lessee) to be repaid to a trustee, receiver or any other Person, in connection with any proceeding under the Bankruptcy Code or other debtor relief law or otherwise, then the Lessee shall pay to the Agent upon demand any amount so recovered from or repaid by the Agent, any Lender or any Holder, plus interest thereon from the date of such demand to the date such payment is made at the Base Rate."

              (yy) Section 7.1(a) of the Lease Agreement is amended by deleting clause (C) from the first sentence thereof and inserting in its place the following: "and (C) all payments of Basic Rent shall be deemed to be payments of interest to the extent applied to interest on Loans or Holder Yield."

              (zz) Section 17.1(n) of the Lease Agreement is amended in its entirety, so that as amended it shall read as follows: "(n) [Intentionally omitted];".

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

              (aaa) Section 17.1(v) of the Lease Agreement is amended in its entirety, so that as amended it shall read as follows: "(v) [Intentionally omitted]".

              (bbb) Section 28.1.2 of the Lease Agreement is amended in its entirety, so that as amended it shall read as follows: "28.1.2 [Intentionally omitted]."

              (ccc) The last paragraph of Section 28.1.6 of the Lease Agreement is amended by deleting the word "Administrator" and inserting in its place the word "administrator".

              (ddd) Section 28.3 of the Lease Agreement is amended in its entirety, so that as amended, it shall read as follows:

                     "28.3  Negative Covenants. Until the obligations of the
              Lessee, the Construction Agent and the Guarantors under the Operative Agreements have been paid and satisfied in full and the Operative Agreements have been terminated in accordance with the terms thereof, unless the Lessor and the Majority Lenders shall otherwise consent in writing, Aviation Sales shall not, nor shall it permit any Subsidiary to:

                            28.3.1 Indebtedness. Directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                                    (a)  the obligations under the Operative
                            Agreements whether directly or through Accommodation Obligations;

                                    (b)  Indebtedness existing on the date of
                            Amendment No. 14 as set forth on Schedule 28.3.l hereto; provided that none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after such date in a way which would have the effect of shortening the tenor of the obligations thereunder, increasing the amount of such principal obligations, increasing the pricing associated with such obligations (other than payments of scheduled fees, which fees do not exceed those generally paid in the marketplace), accelerating the scheduled payments due thereunder, or accelerating or increasing the prepayment requirements thereunder without the prior written consent of the Majority Lenders;

                                    (c)  any extensions, renewals, refundings or
                            replacement of any Indebtedness permitted by Section 28.3.1, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to Aviation Sales or the applicable Subsidiary than the terms of, the Indebtedness so extended, renewed, refunded or replaced;

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

                                    (d)  the endorsement of negotiable
                            instruments for deposit or collection or similar transactions in the ordinary course of business;

                                    (e)  Indebtedness for trade payables, wages
                            and other accrued expenses incurred in the ordinary course of business, whether or not evidenced by notes;

                                    (f)  Indebtedness under the Quevedo Note,
                            the Junior Subordinated Notes and payment of non-cash interest under the PIK Subordinated Debt, and with respect to Shareholder Subrogation Claims, whether directly or by Accommodation Obligation;

                                    (g)  to the extent permitted by Section 28.4
                            and in any event in an aggregate amount not to exceed $6,000,000 at any time for Aviation Sales and its Subsidiaries, Indebtedness of Aviation Sales and its Subsidiaries with respect to Capital Leases (other than the Lease to the extent the same is a Capital Lease pursuant to GAAP) and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital Leases and purchase money Indebtedness; provided, however, prior to incurring Capital Lease obligations owing to any one lessor or group of affiliated or related lessors or purchase money Indebtedness owing to any one holder or group of affiliated or related holders thereof, which in either case aggregate(s) more than $500,000, Aviation Sales or any applicable Subsidiary of Aviation Sales shall obtain from such lessor(s) or holder(s) a duly executed intercreditor agreement in form and substance satisfactory to the Agent;

                                    (h)  Indebtedness constituting Accommodation
                            Obligations permitted by Section 28.3.5;

                                    (i)  Indebtedness in respect of the Hedge
                            Agreements up to an aggregate notional amount (as advised to the Agent by the counterparty(ies) to Hedge Agreements and confirmed by Aviation Sales) not to exceed $2,000,000;

                                    (j)  Indebtedness with respect to reasonable
                            warranties and indemnities made under any agreements for asset sales permitted under Section 28.3.2 and Contractual Obligations of Aviation Sales or its Subsidiaries entered into in the ordinary course of their respective businesses;

                                    (k)  Indebtedness in respect of taxes,
                            assessments, governmental charges and Claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 28.2.4;

                                    (l)  Indebtedness consisting of obligations
                            to make contributions to and payments of benefits which, in each case, are not yet due, under any Plan in existence as of July 12, 2002 as required by the benefit commitments in such Plan as of July 12, 2002;

                                    (m)  Indebtedness under appeal bonds in
                            connection with judgments which do not result in a Default or an Event of Default or any other breach hereunder, provided that the aggregate amount of all such Indebtedness does not exceed $2,000,000;

                                    (n)  Indebtedness arising from intercompany
                            loans from Aviation Sales or any Subsidiary to any Subsidiary which is a Guarantor provided that such Indebtedness is subordinated to the obligations under the Operative Agreements on terms and subject to agreements satisfactory to the Agent and the Owner Trustee; and

                                    (o)  in addition to the Indebtedness
                            permitted by clauses (a) to (m) above, other secured Indebtedness incurred by Aviation Sales and its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding.

                            28.3.2 Sales of Assets. (Without limiting the generality of any provision of any Operative Agreement that restricts any sale or other transfer of any Property (including without limitation any Land, Improvements or Equipment)) sell, assign, transfer, lease, convey or otherwise dispose of any of its Assets, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                                    (a)  any sale of Land, Improvements or
                            Equipment expressly permitted by the terms of the Operative Agreements;

                                    (b)  dispositions of inventory in the
                            ordinary course of business;

                                    (c)  dispositions of obsolete or worn-out
                            equipment (other than any Equipment or Improvements) in the ordinary course of business;

                                    (d)  Assets (other than any Property)
                            identified on Schedule 28.3.10 permitted to be sold under Section 28.3.10;

                                    (e)  the sale of certain Assets (other than
                            any Property) identified on Schedule 28.3.2-A; provided that no Default or Event of Default shall then have occurred and be continuing and the terms of such sale are those identified on Schedule 28.3.2-A or more favorable to Aviation Sales than such terms;

                                    (f)  the sale of Investments in Cash
                            Equivalents permitted pursuant to Section 28.3.4(a);

                                    (g)  the transfer of the equipment (other
                            than any Property) identified in that certain Order entered by the United States Bankruptcy Court District of Delaware in Chapter 11 Case No. 02-10536
                            (MWF) on June 10, 2002 (the "Kellstrom Order") , with respect to the transaction described in that certain Motion (the "Motion") Kellstrom Industries, Inc., et al, Debtors for Entry of an Order Approving the Post-Closing Resolution Agreement with Aviation Sales Company [Docket no. 190] filed with the United States Bankruptcy Court District of Delaware in Chapter 11 Case No. 02-10536 (MFW) on June 6, 2002 pursuant to transactions which are the subject of the Kellstrom Order and pertain to Aviation Sales and its Subsidiaries in accordance with the terms of the Kellstrom Order and the Post-Closing Resolution Agreement attached as an exhibit to the Motion with respect to which the Kellstrom Order was entered, provided that (i) such transfer is completed by no later than August 15, 2002, and (ii) the Kellstrom Order shall have become final and no longer subject to appeal on or before the date of such transfer; and

                                    (h)  the transfer of the Assets (other than
                            any Property) identified on Schedule 28.3.2-B attached hereto and made a party hereof in connection with the satisfaction of certain obligations and liabilities of certain Subsidiaries of Aviation Sales identified on Schedule 28.3.2-B; provided that such transfers are consummated as of July 12, 2002.

                                    (h)  the sale of Assets (other than Assets
                            subject to clause (b) or (d) above and not to include any Property) outside the ordinary course of business for consideration not less than the Fair Market Value thereof so long as the Fair Market Value thereof does not exceed $500,000 in the aggregate.

                            28.3.3 Liens. (Without limiting the generality of any other restriction of Liens on any Property) directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Assets except:

                                    (a)  Liens created pursuant to the Operative
                            Agreements;

                                    (b)  Liens on Assets (other than any
                            Property) existing on the date hereof and listed on
                            Schedule 28.3.3, securing the
                            respective Indebtedness described on such Schedule; and any extension, renewal and replacement of any such Lien, provided that any such extension, renewal or replacement shall be limited to the Assets covered by the Lien prior to such extension, renewal or replacement, and the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the original obligations secured by the Lien prior to such extension, renewal or replacement;

                                 (c)  Permitted Liens;

                                 (d)  purchase money Liens (including the
                            interest of a lessor under a Capital Lease and Liens to which any Asset is subject at the time of such Person's purchase thereof) with respect to purchases of fixed assets, securing an amount not to exceed $1,000,000 in the aggregate at any time or from time to time for Aviation Sales and its Subsidiaries; provided that (A) such Liens shall not apply to any Property, (B) such Liens shall not apply to any Assets other than that purchased or subject to such Capital Lease, and (C) with respect to Liens securing Capital Lease obligations owing to any one lessor or group of affiliated or related lessors or purchase money Indebtedness owing to any one holder or group of affiliated or related holders thereof, which in either case aggregate(s) more than $500,000, Aviation Sales or its Subsidiary shall obtain from such lessor or holder a duly executed intercreditor agreement in form and substance satisfactory to the Agent and the Owner Trustee prior to the granting any such Lien; and

                                 (e)  Liens created (i) pursuant to the
                            Shareholder Security Agreement on July 12, 2002, and
                            (ii) within thirty (30) days after July 12, 2002 against Real Property and interests in Real Property which constitute Assets (other than any Property), pursuant to mortgages and subject to the Shareholder Intercreditor Agreement.

                            28.3.4 Investments. Directly or indirectly make or own any Investment except:

                                 (a)  Investments existing on the date hereof
                            and listed on Schedule 28.3.4;

                                 (b)  Investments in Cash Equivalents; and

                                 (c) to the extent they constitute Investments, contributions to and payments of benefits under any Plan in existence as of July 12, 2002 as required by the benefit commitments in such Plan as of July 12, 2002.

                     Neither Aviation Sales nor any Subsidiary shall form any direct Subsidiary after July 12, 2002 or permit any of its Subsidiaries to form any Subsidiary except to the extent Investments therein are permitted hereinabove. Neither Aviation Sales nor any Subsidiary may make any Investment in any Subsidiary of Aviation Sales Leasing Company which is not a Guarantor.

                            28.3.5 Accommodation Obligations. Directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

                                (a) Accommodation Obligations arising under the Operative Agreements;

                                (b) Accommodation Obligations existing on the date hereof and listed on Schedule 28.3.5; and any extension, renewal and replacement of any such Accommodation Obligation, provided that any such extension, renewal or replacement shall be limited to the Assets or obligations covered by the Accommodation Obligation prior to such extension, renewal or replacement, and the obligations supported by such extension, renewal or replacement Accommodation Obligation shall be an amount not greater than the amount of the original obligations supported by the Accommodation Obligation prior to such extension, renewal or replacement;

                                (c)  recourse obligations resulting from
                            endorsement of negotiable instruments for collection in the ordinary course of its business;

                                (d) Accommodation Obligations evidenced by the Junior Subordinated Notes Guaranties;

                                (e)  unsecured Accommodation Obligations
                            incurred by Aviation Sales with respect to Indebtedness of its Subsidiaries permitted under the provisions of Section 28.3.1 (i) for borrowed money,
                            (ii) under Capital Leases or (iii) under any lease of any property (whether real, person or mixed) by such Subsidiary as lessee which is not a Capital Lease; and

                                (f)  in addition to the Accommodation
                            Obligations permitted by clauses (a) through (e) above, other unsecured Accommodation Obligations of Aviation Sales and its Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding.

                            28.3.6 Restricted Junior Payments. Declare or make any Restricted Junior Payment, except:

                                (a) dividends or other distributions (directly or indirectly) from Subsidiaries of Aviation Sales to Aviation Sales in such amounts and at such times as are required to enable Aviation Sales to meet (i) its obligations under the Senior Subordinated Notes issued as 8-1/8% Senior Subordinated Notes due 2008,
                            (ii) its scheduled pre-default obligations for, and pre-default mandatory prepayments of, principal and interest pursuant to the Citicorp Loan Documents,
                            (iii) its obligations under the Supplemental Term Loan Warrant, (iv) its obligations under the Operative Agreements, and (v) its obligations for taxes as and when payable; and

                                (b)  fees and other remuneration paid to
                            Aviation Sales by any Guarantor in the ordinary course of such Guarantor's business and otherwise permitted under this Agreement.

                            28.3.7 Conduct of Business. Engage in any business other than (a) the businesses engaged in by such Person on the date of Amendment No. 14 and (b) any business or activities which are substantially related, incidental or complimentary thereto.

                            28.3.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Aviation Sales, on terms that are less favorable to Aviation Sales or such Subsidiary than those that might be obtained in an arm's length transaction at the time from Persons who are not such an Affiliate. Nothing contained in this Section 28.3.8 shall prohibit (a) any transaction expressly permitted by
                     Section 28.3.6; (b) increases in compensation and benefits for officers and employees of Aviation Sales or its Subsidiaries which are customary in the industry; provided that no Default or Event of Default has occurred and is continuing; or (c) payment of customary officers' and directors' indemnities.

                            28.3.9 Restriction on Fundamental Changes. (a) Enter into any merger or consolidation, or (b) permit any of its Subsidiaries to enter into any merger or consolidation. Neither Aviation Sales nor any Subsidiary of Aviation Sales shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or Assets, whether now or hereafter acquired, except in connection with transactions permitted under
                     Section 28.3.2 or permit any of its Subsidiaries to (a) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or (b) convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of their respective businesses or Assets, whether now or hereafter acquired, except in connection with transactions permitted under Section

                     28.3.2. Notwithstanding the foregoing, Aviation Sales Leasing Company may be dissolved following the expiration of the lease agreement identified on Schedule 28.3.9 attached hereto and made a part hereof; provided that no Default or Event of Default shall then have occurred and be continuing and such dissolution is effected promptly following filing of the tax returns identified on Schedule 28.3.9.

                            28.3.10 Sales and Leasebacks. Except with respect to
                     Assets (other than any Property) identified on Schedule 28.3.10, become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Asset (whether real or personal or mixed) which it (a) sold or transferred or is to sell or transfer to any other Person, or (b) intends to use for substantially the same purposes as any other Asset which has been or is to be sold or transferred by it to any other Person, in either instance, in connection with such lease.

                            28.3.11     ERISA.

                                   (a)  Engage in any prohibited transaction
                            described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                                   (b)  permit to exist any accumulated funding
                            deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

                                   (c)  fail, or permit any ERISA Affiliate to
                            fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                                   (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of any Borrower or any ERISA Affiliate under Title IV of ERISA;

                                   (e) fail to make any contribution or payment to any Multiemployer Plan which Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                                   (f)  fail, or permit any ERISA Affiliate to
                            fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

                                  (g)  amend, or permit any ERISA Affiliate to
                             amend, a Benefit Plan resulting in an increase in current liability for the plan year such that Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

                                  if such event results, either singly or in the
                             aggregate, after taking into account all other such events and any liabilities associated therewith, in an aggregate liability of Aviation Sales and its Subsidiaries in excess of $500,000.

                            28.3.12 Issuance of Equity Securities. Permit any of its Subsidiaries to issue any equity Securities.

                            28.3.13 Organizational Documents. Amend, modify or otherwise change any of the terms or provisions in any of
                     (a) its Organizational Documents as in effect on the Amendment Effective Date, except for amendments to effect a change of name of a Guarantor (other than Aviation Sales), written notice of which change of name shall have been provided to the Agent and Owner Trustee not more than sixty
                     (60) days and not less than thirty (30) days prior to the effective date of any such name change, (b) the agreements and instruments evidencing loans and advances comprising intercompany loans, in each case without the prior written consent of the Agent and Owner Trustee, or (c) the BofA Documents or the Subordinated Notes Documents.

                            28.3.14 Fiscal Year. Change its fiscal year from the Fiscal Year.

                            28.3.15 Aviation Sales Covenants. In the case of Aviation Sales:

                            (a) merge or liquidate with or into any other Person, if as a result thereof and after giving effect thereto, Aviation Sales is not the surviving Person;

                            (b) repurchase or redeem any of its Capital Stock other than as required with respect to the Permitted Equity Securities Options; or

                            (c) engage in any business other than that of acting as a holding company for AVS/M-1, Inc., Aviation Sales Leasing Company, Triad International Maintenance Corporation; Aerocell Structures, Inc., Aircraft Interior Design, Inc., TIMCO Engine Center, Inc., AVS/CAI, Inc., Whitehall Corporation and Aviation Sales Property Management Corp.

                  28.3.16 Burdensome Agreements. Enter into any Contractual Obligation (other than this Lease or any other Operative Agreement) that (a) limits the ability (i) of any Subsidiary to make Junior Restricted Payments to the Lessee or any Guarantor or to otherwise transfer property to the Lessee or any Guarantor, (ii) of any Subsidiary to guarantee the obligations of the Lessee under the Operative Agreements, or (iii) of the Lessee to create, incur, assume or suffer to exist the Liens under the Operative Agreements on any of the Property."

     (ddd) Section 28.4.3 of the Lease Agreement is amended in its entirety, so that as amended, it shall read as follows:

           "28.4.3 Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed Charge Ratio during any period set forth below to be less than the ratio set forth opposite such period:

                     Applicable Period                             Minimum
                                                             Consolidated Fixed
                                                                 Charge Ratio

           January 1, 2002-- June 30, 2002                       1.10 to 1.00
           January 1,2002-- September 30, 2002                   1.10 to 1.00
           Four-Quarter Period ending December 31, 2002          1.10 to 1.00
           Each Four-Quarter Period ending on a date after       1.10 to 1.00"
           December 31, 2002

     (eee) Section 28.4.4 of the Lease Agreement is amended in its entirety, so that as amended, it reads as follows:

           "28.4.4 Minimum Tangible Net Worth. Permit the Tangible Net Worth of Aviation Sales and its Subsidiaries, at any time during any period set forth below, to be less than the amount set forth below opposite such period:

                     Applicable Period                     Minimum Tangible Net
                                                                  Worth

           Fiscal Quarter ending June 30, 2002                    $2,250,000
           Fiscal Quarter ending September 30, 2002               $1,994,000
           Fiscal Quarter ending December 31, 2002                $1,656,000
           Fiscal Quarter ending March 31, 2003                   $1,345,000
           Fiscal Quarter ending June 30, 2003                    $1,016,000
           Fiscal Quarter ending September 30, 2003               $  660,000
           At all times after September 30, 2003                  $  13,000"

     (fff) Section 28.4.5 of the Lease Agreement is amended in its entirety, so that as amended, it reads as follows:

                     "28.4.5 Capital Expenditures. Aviation Sales and its Subsidiaries shall not make Capital Expenditures in the aggregate during any period set forth below in excess of the amount set forth below opposite such period (in each instance, the "Maximum Amount"):

                              Applicable Period                  Maximum Amount

                     Fiscal Year ending December 31, 2002          $2,330,000
                     Fiscal Year ending December 31, 2003          $3,500,000
                     Fiscal Year ending December 31, 2004          $3,500,000"

           (ggg)     Section 28.7 is deleted from the Lease Agreement.

           (hhh) The following Schedules (in the respective form and substance attached hereto) are added to the Lease Agreement: Schedule 28.3.1, 28.3.2-A, 28.3.2-B, 28.3.3, 28.3.4, 28.3.5, 28.3.9, 28.3.10 and
        28.3.14.

           (iii) Section 8.1(b) of the Credit Agreement is amended in its entirety, so that as amended it shall read as follows:

                     "(b) Except as otherwise set forth in Section 2.6(b),

           payments and other amounts received by the Administrative Agent from time to time in accordance with the terms of subparagraph (a) shall be applied to accrued interest on the Loans and Holder Yield, outstanding principal of the Loans and Holder Fundings and any other obligations under the Operative Agreements, in such order as the Administrative Agent shall determine in its sole discretion."

           3. Consent. Subject to the conditions set forth in this Amendment, the Owner Trustee, the Agent, the Lenders and the Holders consent to the execution and delivery by Kellstrom, KIAC, Kellstrom Aerospace and Aviation Sales of each of the following documents: (a) an amendment to the Kellstrom Sublease in the form of Exhibit B attached hereto (the "Sublease Amendment"); (b) an Amended and Restated Subordination, Non-Disturbance and Attornment Agreement among the Agent, Bank of America, the Owner Trustee and Kellstrom, in the form of Exhibit C attached hereto (the "Amended and Restated SNDA"); (c) a Subordination, Non-Disturbance and Attornment Agreement among the Agent, Bank of America, the Owner Trustee and Kellstrom Aerospace, in substantially the same form as Exhibit D attached hereto (the "Kellstrom Aerospace SNDA"); (d) an assignment to KIAC of Kellstrom's rights and obligations under the Amended Kellstrom Sublease, which assignment shall be in the form of Exhibit E-1 attached hereto (the "Sublease Assignment"), and (e) an assignment to Kellstrom Aerospace of KIAC's rights and obligations under the Amended Kellstrom Sublease in the form of Exhibit E-2 attached hereto (the "Second Sublease Assignment"), which consent shall be effective and deemed given only upon the receipt by the Agent, simultaneously with such assignment, of
        (i) the chattel paper original of the fully-executed Sublease Amendment; (ii) evidence of the assumption by Kellstrom (under the Bankruptcy Code) of the Kellstrom Sublease as amended by the Sublease Amendment

     (the "Amended Kellstrom Sublease"); (iii) a fully-executed original of the Amended and Restated SNDA; (iv) a fully-executed original of the Kellstrom Aerospace SNDA; (v) the chattel paper original of the Sublease Assignment and the Second Sublease Assignment and evidence of the consummation of the transactions contemplated thereby; and (vi) a copy of a final, non-appealable order of the court in the bankruptcy proceeding filed by Kellstrom, et al., Case No. 02-10536, in the United States Bankruptcy Court, District of Delaware, which order effectively approves each of the Sublease Amendment, Kellstrom's assumption of the Amended Kellstrom Sublease, and the Sublease Assignment. Until such time as the delivery of the documents and evidence required by clauses (i)-(vi) above are delivered to the Agent, and are determined to be satisfactory to the Agent and the Owner Trustee, and evidence satisfactory to the Agent of the payment of all taxes due and owning has been delivered, the consent contained in the
     Section 3 will not be effective.

        4. Representations, Warranties and Covenants. The Lessee and the Construction Agent hereby represent, warrant and covenant that:

        (a) The representations and warranties made by the Lessee and the Construction Agent in Section 7 of the Participation Agreement (other than those representations and warranties made with respect to Section 7.3(g) thereof) are true on and as of the date hereof with the same effect as though made on and as of the date hereof (except to the extent that the representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true as of such date except that the direct and indirect Subsidiaries of the Lessee and the Construction Agent are as set forth in Schedule 7 attached hereto).

        (b) The audited consolidated financial statements of each of the Construction Agent and the Lessee as of December 31, 2001, copies of which have been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP and fairly present the financial condition of each of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal year then ended. Neither Aviation Sales nor any Guarantor or any Subsidiary of Aviation Sales has as of the date any Accommodation Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not disclosed in writing to the Agent, the Lenders and the Holders prior to the date hereof.

        (c) The business and properties of the Lessee and the Construction Agent and the Guarantors and the Subsidiaries of Aviation Sales are not, and since the Initial Closing Date have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

        (d) No event has occurred and no condition exists on the date hereof which, after giving effect to this consent and waiver agreement and the consent of the lenders under the Citicorp Loan Documents, constitutes or will constitute a Default or an Event of Default on the part of the Lessee or the Construction Agent or any Guarantor or any Subsidiary of Aviation Sales under the Participation Agreement or any other Operative

     Agreement, either immediately or with the lapse of time or the giving of notice, or both. Since December 31, 2001, no event has occurred with respect to the Lessee, the Construction Agent or any Guarantor or any Subsidiary of Aviation Sales which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

     (e) There is as of the date hereof no action, suit, proceeding, claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of Aviation Sales, threatened against Aviation Sales, any Guarantor or any Subsidiary of Aviation Sales or any of their respective Assets (i) challenging the validity or the enforceability of any of the Operative Agreements, (ii) which will, or is reasonably likely to, result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute or law under any jurisdiction outside of the United States where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a criminal penalty. There is as of the date hereof no material loss contingency within the meaning of GAAP which has not been reflected in the Financial Statements of Aviation Sales and its Subsidiaries. Neither Aviation Sales nor any Guarantor or any Subsidiary of Aviation Sales is as of the date hereof subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will, or is reasonably likely to, result in a Material Adverse Effect.

             (f) The Lessee shall pay to the Agent a restructuring fee of $225,000.00, which shall be payable in twelve (12) monthly installments of $18,750.00 each, payable on the 17th day of each month commencing July 17, 2002. Failure to make each payment on the date due and payable shall be an immediate Event of Default.

     This Amendment shall be deemed to be an Operative Agreement and any violation of a covenant contained herein shall be a violation of an Operative Agreement.

     5. Conditions. The effectiveness of this Amendment shall be subject to fulfillment of the following conditions:

        (a) The Agent shall have received on the date hereof, in form and substance satisfactory to the Agent, the following:

             (i)   a fully-executed original of this Amendment;

             (ii) evidence of the payment of all fees and amounts set forth in Exhibit A attached hereto;

             (iii) an opinion of outside counsel to the Lessee and the Guarantors, addressed to the Agent, the Owner Trustee and the Lenders and Holders, including without limitation (A) an opinion of such counsel with respect to noncontravention of the Citicorp Loan Documents and agreements under which the Senior Subordinated Notes have been issued, by this Consent Agreement, and the instruments and documents executed by the Lessee, Construction Agent and Guarantors in connection herewith, and (b) an opinion to the effect that the execution, delivery and performance of this Consent Agreement will not affect the priority of any Lien in favor of the Owner Trustee or the Agent (on behalf of itself, any Lender or any Holder) that exists under the Operative Agreements (which opinion may be included in the opinion referred to in clause (iii)(A) above);

        (iv) a certificate of the Secretary or an Assistant Secretary of each of the Lessee and each Guarantor in such form as is reasonably acceptable to the Agent attaching and certifying as to (A) the resolutions of the Board of Directors of Lessee or such Guarantor (as the case may be) duly authorizing the execution, delivery and performance by Lessee or such Guarantor (as the case may be) of this Amendment and each of the other Operative Agreements delivered in connection with this Amendment to which such Lessee or Guarantor is or will be a party, (B) the fact that neither its certificate of incorporation nor its bylaws have been changed from the versions that were certified and delivered to the Agent on the Initial Closing Date (or if the certificate of incorporation has been changed, such certificate of incorporation certified as of a recent date by the Secretary of State of the State of its incorporation or, if the by-laws have been changed, such by-laws certified by the secretary of the Lessee or the applicable Guarantor), and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf this Amendment and each of the other Operative Agreements delivered in connection with this Amendment to which such Lessee or Guarantor is a party;

        (v) a fully-executed original of an amendment to the Intercreditor Agreement between the Agent and Citicorp, in the form of Exhibit F attached hereto;

        (vi)    a fully-executed original of the Quevedo Intercreditor
     Agreement;

        (vii) the payment of $19,022.10, representing the prepayment of the July installment of the restructuring fee described in Section 5(f) of Amendment No. 7 (which fee is separate from and in addition to the Restructuring Fee described in this Amendment);

        (viii) an executed Fourth Modification to Mortgage and Seventh Amendment to Memorandum of Lease, dated as of July 12, 2002, in the form of Exhibit G attached hereto, acceptable to the Agent and the Owner Trustee;

        (ix) evidence satisfactory to the Agent and the Owner Trustee of the dissolution of Aviation Sales Finance Company, Aviation Sales Maintenance, Repair & Overhaul Company, Aero Hushkit Corporation and Aviation Sales SPS I, Inc.;

        (x)     copies of the fully executed BofA Documents;

        (xi)    copies of the fully executed Quevedo Documents;

        (xii) a copy of the fully executed New Aviation Sales Credit Agreement, and all exhibits and schedules thereto;

               (xiii) any additional agreements, instruments or documents which it may reasonably request in connection herewith;

          (b) The correctness in all material respects of the representations and warranties of the Owner Trustee, Construction Agent and the Lessee contained herein and in each of the Operative Agreements;

          (c) No material adverse change shall have occurred in the business, assets, management, operations, financial condition or prospects of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales since December 31, 2001;

          (d) Since December 31, 2001, no permit, agreement, lease, or license which, in the judgment of the Agent, is material to the business, operations or employee relations of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales, shall have been terminated, modified, revoked, breached, or declared to be in default, or if breached or declared to be in default during such period, such breach or default shall have been cured or waived on terms satisfactory to the Agent and Lenders;

          (e) Lenders and Holders shall have reviewed all litigation pending or threatened against Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales and determined to their satisfaction that no Material Adverse Effect will, or is reasonably likely to, result from the existence thereof; and

          (f) None of the members of Aviation Sales' Board of Directors as of December 31, 2000 (except Dale Baker, Harold Woody and Robert Alpert), shall have ceased acting as members of such Board of Directors.

     6.   Release.

          (a) Aviation Sales and its Subsidiaries acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their or the Owner Trustee's respective liability to pay or perform any obligations pursuant to any of the Operative Agreements or any other documents which evidence or secure any obligations owed under any Operative Agreement. In consideration for the execution of this Amendment, each of Aviation Sales and each of its Subsidiaries hereby releases and forever discharges, Bank of America, the Agent, the Lenders, the Holders and the Owner Trustee and all of their respective officers, directors, employees, Affiliates and agents (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether heretofore or now existing, liquidated or unliquidated, matured or unmatured, fixed or contingent (collectively, the "Release Claims"), which might be asserted against any of the Released Parties. This Release applies to all matters arising out of or relating to the Operative Agreements, any Property, any obligations due under any of the Operative Agreements and this Consent Agreement, commitment letters with respect to other loan facilities, and the lending and borrowing relationships, and (to the extent any Release Claims relating to such deposit relationships are now known to Aviation Sales or any of its Subsidiaries) the deposit relationships, between Aviation Sales or its Subsidiaries, and Bank of America, the Agent, the Lenders, the Holders and the Owner Trustee, including the administration, collateralization and funding thereof. Each of Aviation Sales and each of its Subsidiaries further agrees not to bring any action in any judicial, administrative or other proceeding against the Released Parties, or any of them, alleging any such Release Claim or otherwise arising in connection with any such Release Claim. Without limiting the generality of the foregoing, Aviation Sales and its Subsidiaries release any claims they may have for any overpayment of interest or Rent prior to the date hereof, and agree that any such claim shall be deemed a Release Claim for the purpose of this Agreement.

          (b) It is the intent of the parties that except as otherwise set forth herein, the foregoing release shall be effective as a full and final accord and satisfaction of all claims hereby released and each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now existing and unknown to it may have given or may hereafter give rise to Release Claims, which are presently unknown, unsuspected, unliquidated, unmatured and/or contingent, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in view of that realization. Nevertheless, Aviation Sales and its Subsidiaries hereby intend to release, discharge and acquit the Released Parties of and from any such unknown, unsuspected, unliquidated, unmatured and/or contingent Release Claims, which are in any way set forth in or related to the matters identified above in this Section
     5. Aviation Sales and its Subsidiaries hereby explicitly waive the benefits of any common law or statutory rule with respect to the release of such Release Claims.

          (c) The acceptance and delivery of this Amendment by the Agent on behalf of the Released Parties shall not be deemed or construed as an admission of liability with respect to the Release Claims or otherwise by the Released Parties, or any of them, and the Released Parties hereby expressly deny liability of any nature whatsoever arising from or related to the subject of the release contained in this Section 6.

          (d) Each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that: (i) such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Release Claims purported to be released by this Section 6; (ii) such party has had advice of counsel of its own choosing in negotiations for and the preparation of this Consent Agreement; and (iii) such party is fully aware of the effect of releases such as that contained in this Section 6.

     7. Entire Agreement. This Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

     8. Full Force and Effect of Operative Agreements. Except as hereby specifically amended, modified or supplemented, the Participation Agreement, the Lease and all of the other Operative Agreements are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     9. Limited Consent. The consent contained herein is limited as specified herein, and is granted only for the specific instances specified herein. In no event shall the consent contained herein constitute a waiver of any existing or future default or Event of Default, and shall not in any manner create a course of dealing or otherwise impair the future ability of the Agent, the Owner Trustee, the Lender or the Holders to declare a default or otherwise enforce the terms of any Operative Agreement.

     10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                   TIMCO AVIATION SERVICES, INC. (f/k/a Aviation Sales Company), as Construction Agent


                                   By: /s/ Timothy D. Nolan
                                       ---------------------------------
                                   Name: Timothy D. Nolan
                                         -------------------------------
                                   Title: Treasurer
                                          ------------------------------

                                   TIMCO AVIATION SERVICES, INC. (f/k/a Aviation Sales Company), as Lessee

                                   By: /s/ Timothy D. Nolan
                                       ---------------------------------
                                   Name: Timothy D. Nolan
                                         -------------------------------
                                   Title: Treasurer
                                          ------------------------------

                                   WELLS FARGO BANK NORTHWEST, NATIONAL
                                     ASSOCIATION
                                   not individually, except as expressly stated under the Operative Agreements, but solely as Owner Trustee under the Aviation Sales Trust 1998-1

                                   By: /s/ Timothy D. Nolan
                                       ---------------------------------
                                   Name: Timothy D. Nolan
                                         -------------------------------
                                   Title: Treasurer
                                          ------------------------------

                                   BANK OF AMERICA, N.A., as a Holder and as a Lender

                                   By: /s/ Timothy D. Nolan
                                       ---------------------------------
                                   Name: Timothy D. Nolan
                                         -------------------------------
                                   Title: Treasurer
                                          ------------------------------

                                   BANK OF AMERICA, N.A., as Administrative
                                   Agent

                                   By: /s/ Timothy D. Nolan
                                       ---------------------------------
                                   Name: Timothy D. Nolan
                                         -------------------------------
                                   Title: Treasurer
                                          ------------------------------

                                SIGNATURE 1 OF 3

                              JOINDER BY GUARANTORS

The undersigned Guarantors hereby join in and consent to this Amendment.

                               TIMCO AVIATION SERVICES, INC. (f/k/a Aviation
                                  Sales Company),
                               AVS/M-1, INC. (formerly AVIATION SALES
                                  MANUFACTURING COMPANY)
                               AVIATION SALES PROPERTY MANAGEMENT  CORP.
                               TIMCO ENGINE CENTER, INC.
                               AVS/M-2, INC (formerly AVS/KRATZ-WILDE
                               MACHINE COMPANY
                               AVS/M-3, INC. (formerly APEX MANUFACTURING, INC.) AEROCELL STRUCTURES, INC.
                               AVIATION SALES DISTRIBUTION SERVICES COMPANY
                               AVIATION SALES LEASING COMPANY
                               WHITEHALL CORPORATION
                               TRIAD INTERNATIONAL MAINTENANCE CORPORATION
                                  (successor in interest to Aero Corporation and Aero Corp Macon, Inc.)
                               AIRCRAFT INTERIOR DESIGN, INC.
                               HYDROSCIENCE, INC.
                               TIMCO ENGINEERED SYSTEMS, INC.


                               By: /s/ Timothy D. Nolan
                                   ---------------------------------------------
                               Name: Timothy D. Nolan
                                     ------------------------------------------
                               Title: Treasurer         of each of the foregoing
                                      -----------------
                                       Guarantors

                               AVSRE, L.P.
                               By: Aviation Sales Property Management Corp., its general partner

                                       By: /s/ Timothy D. Nolan
                                           -------------------------------------
                                       Name: Timothy D. Nolan
                                             -----------------------------------
                                       Title: Treasurer
                                              ----------------------------------

                              SIGNATURE PAGE 2 OF 3

                                   AVS/CAI, INC.


                                   By: /s/ Timothy D. Nolan
                                       ---------------------------------
                                   Name: Timothy D. Nolan
                                         -------------------------------
                                   Title: Treasurer
                                          ------------------------------

                              SIGNATURE PAGE 3 OF 3